UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018 (November 20, 2018)

SMAAASH ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 11th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 878-3684

I-AM CAPITAL ACQUISITION COMPANY

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 20, 2018 (the “Closing Date”), Smaaash Entertainment Inc. (formerly known as I-AM Capital Acquisition Company) (“I-AM Capital”) and Smaaash Entertainment Private Limited, a private limited company incorporated under the laws of India (“Smaaash”), consummated the transactions (the “Transactions”) contemplated by the share subscription agreement (as amended by the Amendment Cum Addendum dated June 22, 2018, the Second Amendment Cum Addendum dated August 2, 2018, the Third Amendment Cum Addendum dated November 1, 2018 and the Fourth Amendment Cum Addendum dated November 15, 2018, the “Subscription Agreement”), following the approval at the special meeting of the stockholders of I-AM Capital held on November 9, 2018 (the “Special Meeting”).

Pursuant to the Subscription Agreement, the total purchase price of $150,000 was by paid I-AM Capital to Smaaash in exchange for 300,000 newly issued equity shares of Smaaash at the closing of the Transactions (the “Closing”). I-AM Capital also issued 2,000,000 shares of its common stock to AHA Holdings Private Limited (“AHA Holdings”, and together with Shripal Morakhia, the “Smaaash Founders”), as an upfront portion of the Transferred Company Shares (as defined below).

In connection with the Closing, I-AM Capital changed its name from I-AM Capital Acquisition Company to Smaaash Entertainment Inc. (the “Company”).

Unless the context otherwise requires, the “Company” refers to Smaaash Entertainment Inc. at and after the Closing, “Smaaash” refers to Smaaash Entertainment Private Limited and its consolidated subsidiaries, and “I-AM Capital” refers to the registrant prior to the Closing. Certain terms used in this report have the same meaning as set forth in the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) on September 19, 2018 by I-AM Capital (as amended by the definitive additional materials on Schedule 14A filed on November 5, 2018, the “Proxy Statement”).

Item 1.01.	Entry into a Material Definitive Agreement.

Escrow Agreement

Pursuant to the Subscription Agreement, the Smaaash Founders agreed that within six months following the Closing Date, they will transfer all of their ownership interest in Smaaash (representing 33.6% of the share capital of Smaaash on a fully diluted basis as of June 22, 2018) (the “Additional Smaaash Shares”) to the Company in exchange for newly issued shares of common stock of the Company (the “Transferred Company Shares”) in an amount which would enable the Smaaash Founders to retain their 33.6% ownership interest in Smaaash indirectly through their interest in the Company.

At the Closing, the Company issued an aggregate of 2,000,000 shares of its common stock to the Smaaash Founders as an upfront portion of the Transferred Company Shares (the “Upfront Company Shares”). In connection with the issuance of the Upfront Company Shares, the Company entered into an escrow agreement with Morakhia and Ellenoff Grossman and Schole LLP. Pursuant to the escrow agreement, the Upfront Company Shares will be held in escrow and will be either, (i) if the Additional Smaaash Shares are not transferred in full to the Company within the designated six-month period, cancelled, or (ii) if the Additional Smaaash Shares are transferred in full to the Company within the designated six-month period, released from escrow and the number of Upfront Company Shares will be deducted from the Transferred Company Shares that will be issued to the Smaaash Founders upon the delivery of the Additional Smaaash Shares.

This summary is qualified in its entirety by reference to the text of the escrow agreement, which is included as Exhibit 10.5 to this report and is incorporated herein by reference.

Master Franchise Agreement

On the Closing Date, the Company entered into a master franchise agreement (“Master Franchise Agreement”) and a master license and distribution agreement (“Master Distribution Agreement”) with Smaaash. Set forth below is a description of the material terms of these agreements:

Franchise and license right. Under the Master Franchise Agreement, Smaaash has granted to the Company an exclusive right to establish and operate Smaaash Centers (as defined under the Master Franchise Agreement) and to sublicense the right to establish and operate Smaaash Centers to third party franchisees, and a license to use the products and other services developed by Smaaash with respect to the Smaaash Centers, in the territories of North America and South America (“Territory”). Further, Smaaash has granted to the Company the limited license to use the Trademarks of Smaaash (as set out in the Master Franchise Agreement) for the purposes of establishing and operating the Smaaash Centers in the Territory. The Master Franchise Agreement has been executed on an arms’ length basis between Smaaash and the Company.

Obligations of the Company. The Company will not directly or indirectly engage or be concerned with any business which competes with Smaaash’s business in the Territory during the term of the Master Franchise Agreement. The Company will market, promote and publicize the Smaaash Centers in the Territory. The Company or third party sub-franchisees shall be under an obligation to set up at least six Smaaash Centers during the first calendar year.

Obligations of Smaaash. Smaaash shall assist in training and installing the equipment and bear all the costs associated therewith. The franchisee or sub-franchisee will bear the cost to set up the Smaaash Center.

License fees and other payments. Franchisee or the third party franchisee will be entitled to receive the revenue generated from each of the Smaaash Centers. In connection with the operations of the Smaaash Centers by sub-franchisees, the Company shall be entitled to receive (i) a signup fee equal to 5% of the capital expenditure of the sub-franchisee, (ii) 5% of the revenue of the sub-franchisee on an annual basis; and (iii) a 15% markup of the products sold to the sub-franchisee. Smaaash will not receive any portion of the revenue or other fees in connection with the Master Franchise Agreement.

Ownership of Smaaash Marks. Smaaash will be the sole owner of all intellectual property related to the Smaaash Centers. All future rights, goodwill and reputation of the Smaaash Marks shall inure to the benefit of Smaaash.

Term of the Agreement. The Master Franchise Agreement will commence from its execution date and continue until the agreement is terminated in accordance with the Master Franchise Agreement.

Termination. The Master Franchise Agreement may be terminated (i) by the mutual written agreement of parties or (ii) by Smaaash if the Company fails to make a payment, ceases to operate or abandon’s the Smaaash Centers or fails to use best efforts to market the Smaaash Centers and such failure is not cured within 30 days’ notice of the failure.

This summary is qualified in its entirety by reference to the text of the Master Franchise Agreement, which is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Addendum to Master Franchise Agreement

On November 29, 2018, the Company and Smaaash executed an addendum to the Master Franchise Agreement (the “Amendment”). Pursuant to the Amendment, Smaaash grants the Company the exclusive rights to set up family and entertainment centers under the name “Total Sports Center” in the United States (“Total Sports Centers”) in which 51% of the investment will be borne by the Company and 49% by Smaaash. Smaaash will be responsible for identifying the locations for setting up, managing and controlling the Total Sports Centers and will carry out all the fit out requirements for such centers. Smaaash will also appoint the management team for the centers. Smaaash will be entitled to 3% of the net revenue of each center, subject to conditions to be confirmed by the parties. This summary is qualified in its entirety by reference to the text of the Amendment, which is included as Exhibit 10.9 to this report and is incorporated herein by reference.

Master License and Distribution Agreement

Grant of license and distribution rights. Under the Master Distribution Agreement, Smaaash has granted to the Company an exclusive right to purchase from Smaaash specialized equipment and products related to sports and recreational activities (“Products”) in the territory under the brand name of Smaaash and sell them with a 15% markup to the customers which will be the sub-franchisees of the Company who will operate the Smaaash Centers, as specified in the Master Franchise Agreement.

Pricing. The Company may sell the Products further to any third party franchisees at a minimum of 15% margin over and above the price at which Smaaash sold the Products to the Company.

Grant of license in Smaaash Marks. Smaaash has also granted the Company a license to use the Trademarks (as set out in the Master Distribution Agreement) on a royalty free basis for the purpose of promoting the sale of the Products in the Territory.

Ownership of the Smaaash Games. Smaaash will be the sole owner of any intellectual property rights relating to the Products and all the goodwill relating thereto.

Term. The Master Distribution Agreement will commence from its execution date and continue until the agreement is terminated in accordance with the Master Distribution Agreement.

Termination. The Master Distribution Agreement may be terminated (i) by the mutual written agreement of parties, (ii) by Smaaash if the Company fails to make a payment or use best efforts to market the Products and such failure is not cured within 30 days’ of notice of the failure, and (iii) by the Company for any reason upon 120 days’ notice.

This summary is qualified in its entirety by reference to the text of the Master Distribution Agreement, which is included as Exhibit 10.2 to this report and is incorporated herein by reference.

Settlement Agreement

On November 20, 2018, the Company entered into a settlement and release agreement (“Settlement Agreement”) with Maxim Group LLC, the underwriter for the Company’s initial public offering (“Maxim”). Pursuant to the Settlement Agreement, the Company made a cash payment of $20,000 to Maxim and issued a demand secured promissory note in favor of Maxim in the amount of $1.8 million (the “Note”) to settle the payment obligations of the Company under the underwriting agreement dated August 16, 2017, by and between the Company and Maxim. The Company also agreed to remove the restrictive legends on an aggregate of 52,000 shares of its common stock held by Maxim and its affiliate.

The Note accrues interest at 8% per annum from the date of the Note through and including May 20, 2019 and 12% per annum from and including May 21, 2019 through and including August 20, 2019 and 15% per annum from and including August 21, 2019 through and including November 20, 2019. If a late payment occurs and is continuing, the interest rate will be increased to 12% per annum and if from the date of the Note through and including August 20, 2019 and 18% per annum if and from after August 21, 2019. If a late payment remains outstanding for over 48 hours, Maxim may require the Company to redeem all or any part of the Note (“Alternate Payment Amount”) at a redemption price equal to 125% of the Alternate Payment Amount.

The principal and interest of the Note will be payable upon demand by Maxim or from time to time, in accordance the following schedule:

(i) one third of the principal, accrued and unpaid interest and any late charges on May 20, 2019;

(ii) one third of the principal, accrued and unpaid interest and any late charges on August 20, 2019; and

(iii) one third of the principal, accrued and unpaid interest and any late charges on November 20, 2019.

The Note is secured by a first priority security interest in all personal property and assets of the Company excluding the assets held in escrow with respect to (i) that certain stock purchase agreement with Polar Asset Management Partners Inc. (“Polar”), pursuant to which Polar agreed to sell up to 490,000 shares of the Company’s common stock to the Company thirty days after the consummation of the Transactions and (ii) that certain stock purchase agreement with K2 Principal Fund L.P. (“K2”), pursuant to which K2 agreed to sell up to 220,000 shares of the Company’s common stock to the Company thirty days after the consummation of the Transactions.

The amount payable under the Note may be paid in shares of common stock of the Company or securities convertible or exercisable into shares of common stock of the Company (the “Alternate Equity Payment”) if and only if the Company and Maxim mutually agree on both the purchase price and, if applicable, the conversion and/or exercise price of each security of the Company issued in such Alternate Equity Payment. Otherwise the payment should be made in cash only.

So long as any amount under the Note is outstanding, all cash proceeds received by the Company from any sales of its securities will be used to repay this Note.

This summary is qualified in its entirety by reference to the text of the Settlement Agreement and the Note, which are included as Exhibits 10.3 and 10.4, respectively, to this report and are incorporated herein by reference.

Agreement with Chardan

On November 16, 2018, the Company executed an agreement with Chardan Capital Markets, LLC (“Chardan”), pursuant to which the Company issued 208,000 shares of its common stock to Chardan as compensation for its services upon the consummation of the Transactions. These shares are subject to the same lock-up provisions and entitled to the same registration rights as the shares of common stock held by I-AM Capital Partners LLC, the sponsor of the Company (the “Sponsor”). This summary is qualified in its entirety by reference to the text of the agreement with Chardan, which is included as Exhibit 10.7 to this report and is incorporated herein by reference.

Letter of Undertaking with Smaaash

On November 16, 2018, Smaaash and the Smaaash Founders executed a letter of undertaking, pursuant to which they agreed to issue 300,000 equity shares of Smaaash to I-AM Capital against an investment of $150,000 by I-AM Capital promptly upon receiving the investment and in no event later than November 30, 2018. Smaaash Founders further agreed to transfer 4,000,000 equity shares of Smaaash to the Company in consideration for 200,000 shares of common stock of the Company, simultaneously with the issuance of the 300,000 equity shares of Smaaash to I-AM Capital on or prior to November 30, 2018, as permitted by the laws of India. This summary is qualified in its entirety by reference to the text of the letter of undertaking, which is included as Exhibit 10.8 to this report and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 9, 2018, I-AM Capital held a Special Meeting at which its stockholders considered and adopted, among other matters, the Subscription Agreement. On November 20, 2018, the parties consummated the Transactions.

At the Special Meeting, holders of 4,448,260 shares of I-AM Capital common stock sold in its initial public offering (“Public Shares”) exercised their right to redeem those shares for cash at a price of $10.2187363 per share, for an aggregate of approximately $45,455,596. Immediately after giving effect to the Transactions (including as a result of the redemptions described above, the issuance of 2,000,000 shares of common stock to the Smaaash Founders, the issuance of 520,000 shares of common stock upon conversion of the rights at the Closing and the issuance of 208,000 shares of common stock to Chardan as consideration for services), there were approximately 5,119,396 shares of common stock and warrants to purchase approximately 5,461,500 shares of common stock issued and outstanding. Upon the Closing, the Company’s rights ceased to exist, and its common stock and warrants began trading on The Nasdaq Stock Market (“Nasdaq”) under the symbols “SMSH” and “SMSHW,” respectively.

Prior to the Closing, I-AM Capital was a shell company with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company’s primary assets consist of shares in Smaaash. The following information is provided about the business of the Company following the consummation of the Transactions, set forth below under the following captions:

●	Cautionary Note Regarding Forward-Looking Statements;

●	Business;

●	Risk Factors;

●	Properties;

●	Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	Security Ownership of Certain Beneficial Owners and Management;

●	Directors and Executive Officers;

●	Executive Compensation;

●	Certain Relationships and Related Party Transactions;

●	Legal Proceedings;

●	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters;

●	Recent Sales of Unregistered Securities;

●	Description of the Company’s Securities;

●	Indemnification of Directors and Officers;

●	Financial Statements and Supplementary Data; and

●	Changes in and Disagreements with Accountants and Financial Disclosure.

Cautionary Note Regarding Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K, including in the statements incorporated herein by reference. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company’s or Smaaash’s businesses. Specifically, forward-looking statements may include statements relating to:

●	the benefits of the Transactions;

●	the future financial performance of the Company and Smaaash following the Transactions;

●	changes in the market for Smaaash products;

●	expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available to the Company or Smaaash, as applicable, as of the date of this report, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the views of Smaaash or the Company as of any subsequent date, and neither Smaaash nor the Company undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the outcome of any legal proceedings that may be instituted against Smaaash or the Company;

●	the risk that the Transactions disrupt current plans and operations of Smaaash as a result of the consummation of the Transactions;

●	the ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition and the ability of Smaaash to grow and manage growth profitably;

●	costs related to the Transactions;

●	changes in applicable laws or regulations;

●	the possibility that Smaaash or the Company may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties indicated in the Proxy Statement, including those under “Risk Factors.”

Business

The business of Smaaash is described in the Proxy Statement in the section titled “Smaaash’s Business” and that information is incorporated herein by reference. The business of the Company is described in the Proxy Statement in the section entitled “Information About I-AM Capital”, which is incorporated by reference herein.

Risk Factors

The risks associated with the Company’s and Smaaash’s business are described in the Proxy Statement in the section titled “Risk Factors” and are incorporated herein by reference.

Properties

The facilities of Smaaash are described in the Proxy Statement in the section titled “Smaaash’s Business – Properties” and is incorporated herein by reference. The properties of the Company are described in the Proxy Statement in the section titled “Information about I-AM Capital- Properties,” which is incorporated by reference herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Certain annual and quarterly financial information regarding the Company was included in the Proxy Statement, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of I-AM Capital”, which is incorporated herein by reference.

Certain annual financial information regarding Smaaash was included in the Proxy Statement, in the section titled “Smaaash’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which is incorporated herein by reference. The disclosure contained in Item 2.02 of this report is also incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of the Company as of the Closing held by:

●	each person known by the Company to be the beneficial owner of more than 5% of its common stock upon the closing of the Transactions;

●	each of the Company’s officers and directors; and

●	all executive officers and directors of the Company as a group upon the closing of the Transactions.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of its common stock beneficially owned by them.

Name of Beneficial Owner (1)
	Number	Percent
Directors and Executive Officers
F. Jacob Cherian (2)	1,633,150	30.4%
Suhel Kanuga (2)	1,633,150	30.4%
Shripal Morakhia (6)	2,000,000	39.1%
Donald R. Caldwell (3)	—	—
Roman Franklin (3)	—	—
Max Hooper (3)	—	—
Frank Leavy (3)	—	—
Edward Leonard Jaroski (3)	—	—
William H. Herrmann, Jr. (3)	—	—
All directors and officers as a group (9 persons)	3,633,150	67.5%
Principal Shareholders (more than 5%):
I-AM Capital Partners LLC (2)	1,633,150	30.4%
The K2 Principal Fund, L.P (4)	1,139,375	19.2%
Polar Asset Management Partners Inc. (5)	1,150,519	20.6%
AHA Holdings Private Limited (6)	2,000,000	39.1%

(1)	Unless otherwise indicated, the business address of each of the stockholders is 1345 Avenue of the Americas, 11th Floor, New York, NY 10105.

(2)	Represents shares of common stock held directly by I-AM Capital Partners LLC, the Sponsor of the Company. F. Jacob Cherian and Suhel Kanuga are managers and members of our sponsor and share voting and dispositive control over the securities held by the Sponsor, and thus share beneficial ownership of such securities. Each of Messrs. Cherian and Kanuga disclaims beneficial ownership over any securities owned by the sponsor in which he does not have any pecuniary interest. The number of shares includes 261,500 shares of common stock issuable upon exercise of 261,500 warrants.

(3)	Indirectly have an interest in the founder shares of common stock held directly by the Sponsor due to their partial ownership of the Sponsor.

(4)

K2 GenPar 2017 Inc., an Ontario corporation (“GenPar”), is the general partner of The K2 Principal Fund, L.P., an Ontario limited partnership (the “Fund”). GenPar is a direct wholly-owned subsidiary of Shawn Kimel Investments, Inc., an Ontario corporation (“SKI”). K2 & Associates Investment Management Inc., an Ontario corporation(“K2 & Associates”), is a direct 66.5% owned subsidiary of SKI, and is the investment manager of the Fund. Shawn Kimel is the chairman of each of SKI, GenPar and K2 & Associates. The principal office of the stockholder is 2 Bloor St West, Suite 801, Toronto, Ontario, M4W 3E2. The number of shares of common stock owned by the Fund also includes (i) 66,000 shares of common stock transferred by the Sponsor to the Fund as additional consideration for the Fund agreeing to potentially sell shares of common stock of the Company to the Company pursuant to a stock purchase agreement dated November 5, 2018 by and between the Company and the Fund, (ii) 819,554 shares of common stock of the Company issuable upon exercise of 819,554 warrants.

(5)

Polar Asset Management Partners Inc. serves as investment advisor to Polar Multi-Strategy Master Fund ("PMSMF"), and certain managed accounts (together with PMSMF, the “Polar Vehicles”) and has sole voting and investment discretion with respect to the securities which are held by the Polar Vehicles. The principal office of the stockholder is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada. The number of shares of common stock owned by Polar also includes (i) 150,000 shares of common stock transferred by the Sponsor to the Polar as additional consideration for Polar agreeing to potentially sell shares of common stock of the Company to the Company pursuant to a stock purchase agreement dated November 2, 2018 by and between the Company and Polar, (ii) 456,600 shares of common stock of the Company issuable upon exercisable of 456,600 warrants.

(6)	Represents shares of common stock held directly by AHA Holdings Private Limited. Shripal Morakhia assists in the governance, operation and management of AHA Holdings Private Limited. He also has voting and dispositive control over the securities held by AHA Holdings Private Limited, and has beneficial ownership of such securities.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described in the Proxy Statement in the section titled “Management After the Transaction” and is incorporated herein by reference.

Executive Compensation

The executive compensation of the Company’s executive officers and directors is described in the Proxy Statement in the section titled “Management After the Transaction – Executive Compensation” and is incorporated herein by reference.

Certain Relationships and Related Transactions

The certain relationships and related party transactions of the Company and Smaaash are described in the Proxy Statement in the section titled “Certain Relationships and Related Person Transactions” and are incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement titled “Smaaash’s Business – Legal Proceedings” and “Information about I-AM Capital – Legal Proceedings” and is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the market price, number of stockholders and dividends for the Company’s securities is set forth in the Proxy Statement in the section entitled “Price Range of Securities and Dividends,” which is incorporated herein by reference. On November 23, 2018, the closing sale price of the Company’s common stock and warrants was $5.50 per share and $0.37 per warrant, respectively. During the period from September 1, 2018 through November 23, 2018, the high and low sales prices for the Company’s common stock were $11.05 and $5.40, respectively, and the high and low sales prices for the Company’s warrants were $0.45 and $0.21, respectively.

The Company’s common stock and warrants began trading on the Nasdaq under the symbols “SMSH” and “SMSHW”, respectively, on November 23, 2018, subject to ongoing review of the Company’s satisfaction of all listing criteria post-business combination. The Company has not paid any cash dividends on its common stock to date.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this report concerning the issuance of the Company’s common stock, which is incorporated herein by reference.

Description of the Company’s Securities

A description of the Company’s securities is included in the final prospectus, dated August 16, 2017 in the section entitled “Description of Securities,” which description is incorporated herein by reference. Certain disclosure of the Company’s securities is also contained in the Proxy Statement in the sections titled “Comparison of Rights as A Holder of I-Am Capital Common Stock and the Rights of the Company as A Holder of Smaaash Equity Shares” and is incorporated herein by reference.

The Company has authorized 205,000,000 shares of capital stock, consisting of 200,000,000 shares of Common Stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.

Upon consummation of the Transactions, there were 5,119,390 shares of common stock and no preferred stock issued and outstanding and 5,461,500 warrants to purchase an aggregate of 5,461,500 shares of common stock outstanding. The Company believes there were 8 record holders of common stock and 2 record holder of warrants to purchase common stock immediately after the Closing.

Indemnification of Directors and Officers

The description of the indemnification arrangements with the Company’s directors and officers is contained in the Proxy Statement in the section titled “Information about I-AM Capital – Limitation on Liability and Indemnification of Directors and Officers,” which is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this report concerning the financial statements and supplementary data of the Company and Smaaash.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 2.02.	Results of Operations and Financial Condition.

Certain annual and quarterly financial information regarding the Company was included in the Proxy Statement, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of I-AM Capital”, which is incorporated herein by reference.

Certain annual financial information regarding Smaaash was included in the Proxy Statement, in the section titled “Smaaash’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which is incorporated herein by reference.

SMAAASH’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Smaaash’s financial condition and results of operations is based upon, and should be read in conjunction with Smaaash’s financial statements and related notes that appear elsewhere in this report. Smaaash’s financial statements are prepared in accordance with IFRS. Smaaash’s fiscal year ends on March 31 of each year. The six month financial statements have been prepared for the period from April 2018 to September 2018. Accordingly, all references are for the six months ended September 30,2018. The following discussion and analysis contains forward-looking statements that involve risks and uncertainties. For additional information regarding such risks and uncertainties, see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Smaaash operates 40 state-of-the-art games and entertainment centers (the “Centers”) including 39 Centers in India and one international Center in the U.S., in addition to carrying out product sales of its games and equipment that Smaaash has developed in-house, supported by its sponsorship and other revenues.

Smaaash’s core concept is to offer an interactive, immersive and fun experience to customers at its Centers, blending Augmented Reality (“AR”) and Virtual Reality (“VR”) and other games, indoor entertainment, and attractive food and beverage (“F&B”) options, customized to the tastes and preferences of a diverse set of customers across age groups, genders and backgrounds, including corporate customers, families, friends and children. Smaaash’s game concepts are supported by its in-house technology, value engineering and systems integration capabilities.

Smaaash’s game attractions are classified as follows:

●	Active games and interactive sports simulators (“Active Games”), including active game options such as single and multi-level go-karting lanes and bowling alleys, as well as interactive simulator-based game options such as Super Keeper, Hoop Shot, Extreme Drone Racing and more;

●	In-house developed AR and VR games, including Finger Coaster, Jurassic Escape, Vertigo Walk The Plank, Fly Max and Haunted Hospital; and

●	Arcade games and others, including Camel Racing, Hoop Shot and Human Claw; soft play zones which are conceptualized as indoor play areas for young children, including a ball pool, designed to encourage longer and repeat visits to Smaaash’s Centers and doing away with the requirement for families to make alternative childcare arrangements for the duration of their visits to its Centers; and indoor game viewing areas.

Smaaash’s game offerings are complemented by its in-house food & beverage services.

Smaaash launched its flagship Center in November 2012, at Kamala Mills in Lower Parel, Mumbai, with a proprietary cricket game (obtained by Smaaash under a perpetual license from its founder and the patent-holder, Shripal Morakhia, for a one-time fee) as anchor attraction. Over the last five years, Smaaash has transformed into a multi-center integrated games and entertainment company, with a wide suite of in-house developed AR and VR and other games, as well as F&B options at each of its Centers. Among other marketing initiatives, from time to time, Smaaash ties up with local athletes, sports icons and celebrities, including cricket, football, basketball and ice hockey players, to customize its games and increase their appeal to its customers, including via brand ambassadorships and game options designed around specific sports personalities.

Smaaash launched its first international Center in December 2016, at the Mall of America in Minnesota, USA. Its star attraction in its U.S. Center is a multi-level go-karting track and games developed and launched by us specifically for this Center, keeping in mind local preferences, such as its ice hockey-themed game called “What the Puck”, and Active Games such as Super Keeper, Hoop Shot and Extreme Drone Racing, among others

In fiscal year 2018, Smaaash acquired PVR bluO and SVM’s bowling and gaming assets to expand its footprint across India. The acquisitions added 20 Centers to Smaaash’s portfolio.

Factors Affecting Smaaash’s Results of Operations

Visitors to the centers:

Smaaash derives a significant portion of its revenue from operations through gaming revenues that are dependent on the visitors to its Centers. Smaaash also derives income from its F&B offerings. Smaaash seeks to attract visitors to its centers by continuously improving and increasing its gaming and F&B offerings, providing innovative products and technology and quality customer service.

Product Sales:

With a dedicated product development laboratory located at Worli, in Mumbai, India, Smaaash currently has over 25 new games under development, intended for launch during calendar year 2018. Based on its in-house product development capability, Smaaash has also recently diversified its revenue mix by entering into product sales, including domestic and export sales, where Smaaash retains the intellectual property rights (the “IPR”). Despite its limited operating history in this business, which Smaaash commenced during fiscal year 2016, Smaaash has already established a global footprint with sales of its in-house developed games and equipment in several countries, including USA, Germany, Mexico, China, Turkey and Israel. Smaaash relies on distributors for its third-party sales and does not have long-term contracts or arrangements with such distributors.

Employee Costs:

Smaaash incurs employee costs for proper functioning of its centers and also to carry out other administrative and selling processes such as finance, IT and marketing. Employee costs in fiscal year 2018 and the six months ended September 31, 2018 were Rs.385 million and Rs.190 million, respectively.

Rental:

Smaaash is required to pay rent for its premises including its centers and corporate office. Lease expenses in fiscal year 2018 and the six months ended September 30, 2018 were Rs.267 million and Rs.242 million, respectively. The rent is either on a minimum guarantee basis or revenue sharing or a combination of the two.

Finance Costs:

Smaaash uses debt to finance its operations. Smaaash has a total long-term and short-term borrowings outstanding of Rs.2.876 billion and Rs. 2.888 billion, as of March 31, 2018 and September 30, 2018, respectively. Finance costs in fiscal year 2018 and the six months ended September 30, 2018 were Rs.433 million and Rs.192 million, respectively. Smaaash expects that it will continue to use debt to finance it business and operation.

Raw Material Costs:

Smaaash’s cost of raw materials consumed was Rs. 224.83 million and Rs. 127 million for fiscal year 2018 and the six months ended September 30, 2018, respectively.

As Smaaash incurs significant raw material costs, including import costs, and does not have long term purchase contracts with its vendors, Smaaash may be susceptible to pricing pressures or disruptions in our relationships with our vendors.

Critical Accounting Policies

In preparing its consolidated financial statements, Smaaash makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Smaaash bases its estimates on historical experience and various assumptions that it believes to be reasonable under the circumstances, the results of which form its basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Smaaash’s results of operations may differ if prepared under different assumptions or conditions. Smaaash believes the following principal accounting policies affect the more significant judgments and estimates used in the preparation of its consolidated financial statements:

Impairment reviews

IFRS requires management to undertake an annual test for impairment for finite lived assets, to test for impairment if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Impairment testing is an area involving management judgment, requiring assessment as to whether the carrying value of assets can be supported by the net present value of future cash flows derived from such assets using cash flow projections which have been discounted at an appropriate rate. In calculating the net present value of the future cash flows, certain assumptions are required to be made in respect of highly uncertain matters including management’s expectations of:

●	growth in EBITDA, calculated as operating profit before depreciation and amortization;

●	timing and quantum of future capital expenditures;

●	long-term growth rates; and

●	the selection of discount rates to reflect the risks involved.

Income taxes

Smaaash is subject to income taxes in a number of Indian jurisdictions. A significant amount of judgment is required to determine the amount of provision for income taxes. There are certain transactions and calculations for which the ultimate determination by the relevant taxing authorities is uncertain. Smaaash recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be found to be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the current and deferred income tax assets and liabilities in the period in which such determination is made. Where considered necessary, estimates are computed by management based on advice from an external specialist, such as actuaries.

Employee benefits

The present value of the employee benefit obligation is determined upon actuarial valuation made in conformity with generally accepted actuarial principles and practices by the professional actuary, industry practices and underlying assumptions. The assumptions used in determining the net cost (income) for employment benefits include mortality, retirement age, attrition rate, salary escalation rate, discount rate, and others which are done by professional actuary as per the actuary practices prevailing in India. For example, management confirmed the discount rate of 7.40% for the fiscal year 2018 and the six months ended September 30, 2018. Any changes in these assumptions will have an effect on the carrying amount of employment benefits. After considering professional advice, management determines the appropriate discount rate at the end of each fiscal year. This is the interest rate used to discount the defined benefit obligation and calculate the net interest recognized in profit or loss on the net defined benefit liability. In determining the appropriate discount rate, consideration is given to the interest rates of high quality corporate bonds that are denominated in the currency in which the benefits are to be paid and that have terms of maturity approximating the terms of the related pension obligation. For example, management confirmed the other key assumptions relevant to the defined employment benefit obligations are based in part on current market conditions.

Property, plant and equipment

Estimates of useful life

The charge in respect of periodic depreciation is derived after determining an estimate of an asset’s expected useful life and the expected residual value at the end of its life. Depreciation is charged so as to write off the cost of assets, other than land and properties under construction, using the straight-line method, over their estimated useful lives/rate of depreciation, as follows:

Type of asset	Estimated useful lives (Years)
Office Equipment	5
Plant and machinery	8-15
Furniture & Fixtures	5-11
Vehicles	8
Computers	3
Electrical Equipments	10

Leasehold Improvements are amortized over the unexpired period of lease on a straight-line basis.

Increasing an asset’s expected life or its residual value would result in a reduced depreciation charge in the income statement.

The useful lives and residual values of Smaaash’s assets are determined by management at the time the asset is acquired and reviewed annually for appropriateness. The lives are based on historical experience with similar assets, certificates obtained from technical persons and anticipation of future events which may impact their life such as changes in technology. Historically changes in useful lives and residual values have not resulted in material changes to Smaaash’s depreciation charge and as of date hereof no such adjustments have been made.

Results of Operations

The following table sets forth select financial data from Smaaash’s income statement for the periods indicated:

		(Rs. in thousands)
Sr No.	Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018

I	Revenue from operations	1,198,063	1,746,458
II	Product sales	129,932	378,466
III	Other income	17,054	18,959
III	Total revenue	1,345,048	2,143,883
IV	Expenses
	Cost of material consumed	127,019	224,832
	Purchase of stock-in-trade	139,728	304,952
	Change in inventories of stock-in-trade	(35,598)	(46,132)
	Employee benefit expense	190,995	385,306
	Finance costs	192,679	433,186
	Depreciation and amortisation expense	342,843	553,553
	Pre Launch expenses	13,202
	Other expenses	539,009	853,976
	Total expenses	1,509877	2,709,668
	Loss from operations (III - IV)	(164,829)	(565,785)

	Exceptional Items	—	26,813
V	Loss before tax (III - IV)	(164,829)	(592,598)
VI	Tax expense
	Current tax	—	(2,091)
	Deferred tax	—	(260,723)
	Total tax expense	—	(262,814)
VII	Loss for the period from continuing operations (V - VI)	(164,829)	(329,784)

VIII	Loss from discontinued operations before tax		34
IX	Tax expense of discontinued operations	—	—
X	Loss from discontinued operations after tax (VIII - IX)	—	34

XI	Loss for the period (VII + X)	(164,829)	(329,750)
XII	Other comprehensive income	74	2,920
XIII	Total comprehensive income for the period (XI + XII)	(164,755)	(326,830)

Revenue

Smaaash’s revenue comprises revenue from operations and other income.

Revenue from Operations

The following table shows a breakdown of Smaaash’s revenue from operations including product sales for the periods indicated:

	(Rs. in thousands)
Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018

a) Revenue from rendering of services
- Gaming	644,910	801,526
- Food and beverages	311,612	477,646
- Banquet, corporate events and others	154,119	355,228
- Sponsorship fees	73,452	97,035
b) Other operating revenue
- Professional charges	394	3,154
- Income from exhibits, merchandise and others	13,575	11,870
c) Product Sales	129,932	378,466
Total	1,327,994	2,124,925

Smaaash’s revenue from operations are categorized into three components:

Revenue from rendering of services: This comprises (i) revenue from gaming (ii) revenue from food & beverages sold at the centers (iii) revenue from banqueting services which include corporate events, weddings, etc. and (iv)revenue from sponsorship fees. The total amount of revenue from services depends on the number of retail traffic at our centers and their propensity to spend. Ability to continually attract corporate and wedding events also contribute significantly to the revenue under this head.

Other Operating Revenue: This comprises (i) professional charges and (ii) income from exhibits, sale of merchandise, etc.

Product Sales: This revenue is for the sale of Smaaash’s gaming AR & VR products to third-party users, including leading international theme parks. To boost its revenues Smaaash continually and actively participates in trade fairs, exhibitions and industry conventions to expand its client base.

Smaaash’s revenue from operations increased primarily on account of the addition of new centers and the launch of a banquet facility, 18.99 Latitude and the restaurants Verbena and Pravas in the vicinity of the Mumbai center. Addition of new centers has also contributed to the growth in revenues from gaming and food & beverage. Further, for the six months ended September 30, 2018, the revenue from operations is Rs 1.327 billion, an increase of 62% over the fiscal year 2018 numbers as the numbers includes revenues from inorganic acquisitions by Smaaash of PVR Blu O and assets of SVM centers.

The Product Sales business has grown to Rs 129 million in six months period ended September 30, 2018 which was Rs.378 million in fiscal year 2018 on account of the expansion of our product folio and the addition of new customers.

Other Income

The following table shows Smaaash’s components of other income for the periods indicated:

	(Rs. in thousands)
Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018

a) Interest income:
- Bank deposits	1,071	2,456
- Other financial assets carried at amortised cost	—	—
- Unwinding of security deposits	7,465	9,056
- Income tax refund	—	—
b) Sundry credit balances written back	—	12,449
c) Net foreign exchange gain/ (loss)	2,275	5,056
d) Other income:
- Net gain/(loss) arising on financial assets carried at FVTPL	636	1,681
- Net gain/(loss) arising on financial liabilities carried at amortised cost	—	(9,028)
- Net gain/(loss) arising on financial liabilities carried at FVTPL	—	(6,869)
- Miscellaneous income	5,607	4,158
Total	17,054	18,959

Smaaash’s Other Income comprises interest income on bank deposits, security deposits and income tax refund. It also includes sundry credit balances written back on account of the unutilized balances lying unused for more than 6 months in gaming cards written back. This amount keeps fluctuating based on the usage of the cards. The Other Income category also includes foreign exchange gain and notional gains / (losses) arising from valuation of financial assets and liabilities.

Expenses

Smaaash’s expenses mainly comprise of (i) Employee Benefit Expenses, (ii) Other Expenses, and (iii) Finance Costs.

Employee Benefits Expense:  Smaaash’s employee benefits expense is comprise of salaries, discretionary bonuses and allowances, contributions to Provident and other funds, and staff welfare expenses. The following table shows the components of Smaaash’s employee benefits expenses for the periods indicated:

	(Rs. in thousands)
Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018

a) Salaries and wages, including bonus	166,452	335,089
b) Contribution to provident and other funds	15,996	27,616
c) Gratuity	2,000	2,800
d) Staff welfare expenses	6,548	19,801
Total employee benefit expense	190,995	385,306

Smaaash’s employee benefits expense comprises salaries, discretionary bonuses and allowances, contributions to provident and other funds, gratuity and staff welfare expenses. Smaaash’s employee benefit expenses were Rs. 385 million and Rs.190 million for the fiscal year 2018 and the six months ended September 30, 2018, respectively. The increase in employee cost has been primarily on account of addition of headcount for supporting the growth of the business at the center and at the corporate level.

Other Expenses:  Other expenses include, among other things, expenses related to state government fees and taxes, travelling and conveyance expenses, rent, office and general expenses and power and fuel expenses. The following table shows the components of Smaaash’s other expenses for the periods indicated:

	(Rs. in thousands)
Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018

Stores and spares consumed	14,246	33,885
Utility charges	83,600	117,285
Lease expense	242,167	267,467
Repairs and maintenance charges	23,740	34,977
Insurance	5,139	11,826
Rates, taxes and license fee	17,618	69,935
Communication expenses	8,275	14,460
Travelling and conveyance expenses	17,166	35,725
Printing and stationery	2,384	4,415
Branding expenses	—	—
Advertisement and business promotion	40,474	80,021
Legal and other professional costs	33,316	76,457
Fund raising and related costs	—	—
Recruitment charges	2,814	2,326
House keeping charges	14,044	26,974
Hire charges	493	1,004
Labour and other related expenses	1,129	3,905
Security charges	4,505	13,813
Payment to auditors	4,913	4,707
Bank charges and credit card commission	—	—
Bad debts	—	—
Advances written off	284	—
Provision for doubtful debts	—	1,551
Donation	500	44
Loss on property, plant and equipment sold/ written off	2,430	455
Miscellaneous expenses	19,774	15,752
Pre-launch expenses
Total	539,009	816,976

Smaaash’s other expenses were Rs. 816 million in fiscal year 2018 and Rs. 539 million in the six months ended September 30, 2018. The increase in other expenses, including but not limited to lease rentals, increase in use of consumables, utility charges, advertising and branding charges, was due to the increased number of centers. The legal and professional charges of Rs 33 million for the fiscal year 2018 compared to Rs 76 million for the six months ended September 30, 2018 was on account of the payments made to advisors for the acquisitions and one-off legal expenses. A large proportion of Smaaash’s expenses is relatively fixed, including the cost of full-time employees, fixed rentals, interest costs, security and insurance, and would not vary significantly with retail traffic at our Centers. However, these expenses may continue to increase, in the aggregate, from year to year, particularly as we continue to expand our network of centers in the future.

Finance Costs:   The following table shows the components of Smaaash’s finance costs for the periods indicated:

	(Rs. in thousands)
Particulars	For the six months ended 30th September, 2018	For the year ended 31st March, 2018

a) Interest costs:
- on loans from banks	11,507	15,861
- on loans from financial institutions	51,451	98,804
- on debentures	122,975	305,740
- other interest expenses	349	642
b) Processing fees and related costs	6,397	12,137
Total	192,679	433,186

Smaaash has been constantly expanding by opening up new centers organically and inorganically. Company has been utilizing debt to fund such expansion which has contributed to the high-growth trajectory of the business. The total borrowings as at March 31, 2018 was Rs. 2.876 billion and as at six months ended September 30, 2018 was Rs 2.870 billion . The variation in debt for such periods has contributed to the variance in finance costs for the said periods.

Depreciation, Amortization and Impairment Expense:  Depreciation and amortization expense comprises depreciation of plant and machinery and other equipment, furniture, office equipment, vehicles, computer hardware and amortization of computer software and other intangible assets. Smaaash’s depreciation, amortization and impairment expense for the fiscal year2018 and the six months ended September 30, 2018 was Rs. 553 million and Rs.343 million, respectively. This was primarily as a result of an increase in capital assets resulting from an increase in the number of centers.

Income Tax Expense:

Income tax comprises current tax and deferred tax. Provision for current income tax is made on the assessable income and benefits at the rate applicable to the relevant assessment year. Deferred tax assets and liabilities are recognized for the future tax consequences of timing differences, subject to certain considerations. Deferred tax is measured using the tax rates enacted or substantively enacted as of the balance sheet date. Deferred assets carried forward are reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of the deferred tax asset to be utilized. Any reduction shall be reversed to the extent that it becomes probable that sufficient taxable profit will be available.

Financial Condition, Liquidity and Sources of Capital

Cash Flows

The table below summarizes Smaaash’s cash flows for the fiscal year 2018 and six months ended September 30,2018 (in Rs. Thousands):

	Six months ended September 30, 2018	Fiscal Year March 2018
Net Cash From/(Used in) Operating Activities	541,506	(143,077)
Net Cash From/(Used in) Investing Activities	(807,938)	(2,151,435)
Net Cash Provided By/(Used in) Financing Activities	194,724	2,280,823
Net Increase in/(Decrease in) Cash And Cash Equivalents	48,131	119,840

Operating Activities

Net cash from operating activities consisted of a net loss before tax as adjusted primarily for non-cash and non-operating items, such as depreciation, amortization and impairment, finance costs, and gains / losses arising from accounting valuation of financial assets and liabilities. The change from fiscal year 2017 to fiscal year 2018 is mainly due to difference in operating profit before working capital changes. Changes in working capital primarily constitute of changes in trade and other receivables, inventory and trade payables.

Investing Activities

Net cash from investing activities consisted primarily of payments for property, plant and equipment. Payments for purchase of fixed assets were Rs 2182 million for the fiscal year 2018 as compared to Rs 826 million in the six months ended September 30, 2018.

Financing Activities

Net cash from financing activities constitutes mainly of proceeds and repayment of borrowings and issue of share capital. The proceeds from borrowing in the fiscal year 2018 was Rs 3.011 billion and 312 million in the six months ended September 30, 2018. Smaaash repaid Rs. 2.136 billion in fiscal year 2018 and Rs. 179.28 million in the six months ended September 30, 2018.

Borrowings

The total borrowings as at March 31, 2018 was Rs. 2.876 billion compared to Rs. 2.888 billion as at September 30, 2018.

The following table summarizes Smaaash’s secured and unsecured long-term indebtedness as of September 30, 2018:

Particulars	Secured / Unsecured	Outstanding indebtedness as of September 30, 2018 (Rs. Million)	Interest Rate %*
NCD- ECL Finance	Secured	2,148.89	14.75%
SIDBI	Secured	172.99	13.95%
Tata Capital	Secured	151.40	12.25%
YES Bank	Secured	403.47	11.00%
AHA Holdings	Unsecured	11.70	Interest Free
Total		2,888.46

A. Details of Secured Borrowings of Smaaash

Set forth below is a summary of Smaaash’s secured borrowings as on six months ended September 30, 2018 (unless otherwise stated)

Lender	Amount Outstanding as of September 30, 2018 (Rs million)	Repayment / Tenor	Security
NCD- ECL Finance	2,148.89	Issuer shall repay to debenture holder 50%, 4%, 13% 15% and 18% of investment amount in fiscal year 2019, fiscal year 2020, fiscal year 2021, fiscal year 2022 and in fiscal year 2023 respectively	1. A-2/5, A-2/6 in building no. A known as “Prithvi Apartments” of Prithvi Apartments Co-op. Hsg. Soc. Ltd.” situated at Altamount Road, Mumbai- 400 026 property owned by Mrs. Kalpana Morakhia
2. Plot No. 10, Lonawala Bungalow property owned by AHA Holdings Private Limited
3. SAM Family Trust to create mortgage over its immovable properties situated at Plot No. 1, Survey No 1088 & 109, Village – Kunenama, Taluka – Maval, District Pune 410401
4.  B-4501, B4601 - Lodha Premises owned by AHA Holding Private Limited
5. Mr. Sushil Karalkar and Elements Learning Centre Private Limited to create mortgage over its immovable properties  situated at Gut No. 219A & 219B at Village Atone, Tal. Sudhagad, Dist. Raigad 6. Harihar para. Gobindapur, baruipur road. Harinabhi. P.s: sonarpur. Dt: 24 pargana( south) . Kolkata -700145.
6. Pledge 100% shareholding of AHA Holdings Private Limited.
7. Pledge 100% shareholding of Elements Learning Centre Private Limited.
8. Pledge 100% shareholding of Gir Holiday Resorts Private Limited.
9. Pledge 100% shareholding of Smaaash Leisure Limited (Formerly known as PVR Bluo Entertainment Limited).
10. Pledge over equity shares of Smaaash Entertainment Private Limited held by AHA Holdings Private Limited.
11. Charge on investments held in Kotak India Venture Fund – I, Kotak India Growth Fund – II and Kotak Alternate Opportunities (India) Fund held by AHA Holdings Private Limited
12. Exclusive charge over all fixed, movable & current assets of Smaaash Entertainment Private Limited 13. Charge over warrants of Yoboho  New Media Private Limited held by AHA Holdings Private Limited. 14. Mr. Paresh Patel to create mortgage over its immovable properties situated at Survey No – 361, Village Gadhiya, Taluka Dhari, District Amreli, Gujarat.
13. Corporate Guarantee by AHA Holdings Private Limited
14. Personal Guarantee by Mr. Shripal Morakhia & Mrs. Kalpana Morakhia
15. Corporate Guarantee by Smaaash Entertainment USA Limited
SIDBI	172.99	Loan shall be repaid in 84 monthly instalments after a moratorium of 36 month commencing from February 10, 2018. After 36 month the loan amount will be repaid in 47 instalments of Rs 2.1 million each and balance Rs 1.3 million in last instalment.	The loan amount is secured by second charge on all movables assets including current assets of Smaaash. The charge would be subservient to all the existing and prospective charges created/to be created by Smaaash on the said assets in favour of those banks/ financial institution which have extended/would extend business loans (viz. term loans for machineries, business premises and working capital) to Smaaash for the same business for which SIDBI has extended this sub-debt. All such aforesaid lenders would be referred to as ‘senior secured lenders’ Guarantee
Irrevocable and unconditional guarantee of Shripal Morakhia and Ms Ami Zaveri. The guarantee shall be joint and several.

Loan shall be repaid in 72 monthly instalments after a moratorium of 24 month commencing from April 10, 2018.	Primary Security
First pari passu charge with Piramal over the movable and current assets of the borrower pertaining to Bangalore, Ludhiana and Mumbai Go Karting projects.
Collateral security
First charge by way of mortgage of all immovable properties owned by Shri Nitya Gopal Bank situated at Harihar Para, Gobindapur, Baruipur road, Harinabhi, P.S. Sonarpur District 24, Parganas (South), Kolkata, bearing survey/block/plot no. JL no. 76, Touzi no. 70/71, Khatian no. 30,31,627,325,329,330,327, Plot no. 602,619,607,620,644,597,598,497,623,500,585,625,621,586,622,617,P.S Sonarpur district 24 Pargana (South), admeasuring 4 acres.
Guarantee
Irrevocable and unconditional guarantee of Shripal Morakhia, Ami Zaveri, Nitya Gopal Banik, Aha holding Private Limited and Mrs Kalpana Morakhia. The guarantee shall be joint and several.
Tata Capital	151.40	Principal will be repaid in 36 months after the moratorium period of 12 months and the same will be repayable in balance 24 equated monthly instalments start from date of first tranche disbursement.	Primary Security
Mortgage of certain immovable property owned by Mr. Nidhiram Mandal and Mr. Khudiram Mandal (situated at 1230,31,32,33,34,35,36,37,38,39,40,41,42,43,44,45,46,47 and 1248 Police station Bhangar, Sonapore, 24 Parganas (South)). having clear and marketable title standing in the name of Borrower / Mortgagor.
Collateral Security
Security in form of fixed deposit of Rs 6 Crores with bank as acceptable and same provided by Aha Holding Private Limited.

Yes Bank	403.47	Quarterly installment of Rs 13.5 million starting from June 29,2018

Personal guarantee of Mr.Shripal Morakhia (Director) and Sponsorship receivable. - Personal guarantee of Mr.Shripal Morakhia (Director).

- Exclusive charge on current assets and movable fixed assets(Excluding Vehicle) of the company, both present & future.

-Exclusive charge on following 3rd party properties located in Kolkata with minimum value of INR 360 MN.

1.Land & Structure measuring 8 Acres located in District South 24, Parganas, Kolkata.

2.Land measuring 35 Acres located in Matla,District South 24, Parganas, Kolkata.

B. Details of Unsecured Borrowings of Smaaash

Set forth below is a summary of Smaaash’s secured borrowings as of September 30, 2018 (unless otherwise stated)

Lender	Amount outstanding as of September 30, 2018 (Rs. million)	Repayment/Tenor	Security
AHA Holdings Private Limited	11.7	Payable on demand	Nil

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.01 regarding the Note is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

As described above, on November 20, 2018, the Company issued 2,000,000 shares of its common stock to the Smaaash Founders. The issuance was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On November 20, 2018, the Company issued 208,000 shares of common stock to Chardan in consideration of services rendered. These shares were issued in reliance on Section 4(a)(2) of the Securities Act. The shares issued to Chardan are subject to the same lock-up and will have the same registration rights as the shares of the Company held by the Sponsor.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

At the Special Meeting, Donald R. Caldwell, Roman Franklin, Frank Leavy and Edward Leonard Jaroski were each re-elected as Class I directors and Shripal Morakhia was elected as a Class II director.

The following persons are serving as executive officers and directors of the Company as of the date of this report. For biographical information concerning the executive officers and directors, see the disclosure in the Proxy Statement in the section titled “Management after the Transaction,” which is incorporated by reference.

Name	Age	Position

F. Jacob Cherian	53	Chief Executive Officer and Class II Director
Suhel Kanuga	43	Chief Financial Officer, Secretary and Class II Director
Donald R. Caldwell	71	Chairman and Class I Director
Roman Franklin	34	Class I Director
Max Hooper	71	Class II Director
Frank Leavy	65	Class I Director
Edward Leonard Jaroski	71	Class I Director
William H. Herrmann, Jr.	72	Class II Director
Shripal Morakhia	59	Class II Director

2018 Equity Incentive Plan

At the Special Meeting, the I-AM Capital stockholders considered and approved the 2018 Equity Incentive Plan, or the Equity Incentive Plan, and reserved 500,000 shares of common stock for issuance thereunder. The Equity Incentive Plan was previously approved, subject to stockholder approval, by the board of directors on May 1, 2018.

A more complete summary of the terms of the Equity Incentive Plan is set forth in the Proxy Statement. That summary and the foregoing description are qualified in their entirety by reference to the text of the Equity Incentive Plan, which is filed as Exhibit 10.6 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon the Closing of the Transactions, the Company’s certificate of incorporation was further amended and restated to (i) change I-AM Capital’s name to “Smaaash Entertainment Inc.”; and (ii) make certain changes related to the Company’s transition from a blank check company to an operating company. This summary is qualified in its entirety by reference to the text of the third amended and restated certificate of incorporation, which is included as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Transactions, the Company ceased being a shell company. Reference is made to the disclosure in the Proxy Statement in the sections titled “The Business Combination Proposal” and “The Subscription Agreement” and is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this report.

Item 8.01.	Other Events.

On November 21, 2018, the Company issued a press release announcing the closing of the Transactions. On November 26, 2018, the Company issued another press release announcing that it changed its name to Smaaash Entertainment Inc. and began trading November 23, 2018 on Nasdaq under the ticker symbol “SMSH.” Copies of the press releases are included as Exhibits 99.3 and 99.4 to this report.

Item 9.01.	Financial Statement and Exhibits.

(a) Financial Statements of Smaaash

The historical consolidated financial statements of Smaaash and its subsidiaries as of March 31, 2018 and 2017 and for each of the years ended March 31, 2018 and 2017, together with the notes thereto, included in the Proxy Statement are incorporated by reference into this report.

The unaudited financial statements of Smaaash and its subsidiaries as of September 30, 2018 and for the six months ended September 30, 2018 and the related notes to the financial statements are filed as Exhibit 99.1 and incorporated by reference herein.

(b) Pro Forma Financial Information

The unaudited pro forma income statements for the three months ended August 31, 2018 give effect to the consummation of the Transactions as if it had occurred on August 31, 2018. The unaudited pro forma balance sheet as of August 31, 2018 gives effect to the consummation of the Transactions as if it had occurred on August 31, 2018.

The unaudited pro forma financial information is attached to this report as Exhibit 99.2.

(d) Exhibits.

Exhibit No.	Description of Exhibits
2.1	Share Subscription Agreement, dated May 3, 2018, by and among the Company, Smaaash, and the Smaaash Founders, incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed with the SEC on September 19, 2018.
2.2	Amendment Cum Addendum to the Share Subscription Agreement Dated May 03, 2018, incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed with the SEC on September 19, 2018.
2.3	Second Amendment Cum Addendum to the Share Subscription Agreement Dated May 03, 2018, incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed with the SEC on September 19, 2018.
2.4	Third Amendment Cum Addendum to the Share Subscription Agreement Dated May 03, 2018, incorporated by reference to Annex A to the Company’s Proxy Statement Supplement, which was filed with the SEC on November 5, 2018
2.5	Fourth Amendment Cum Addendum to the Share Subscription Agreement Dated May 03, 2018, dated as of November 1, 2018
3.1	Third Amended and Restated Certificate of Incorporation
10.1	Master Franchise Agreement, dated November 20, 2018, by and between the Company and Smaaash
10.2	Master License and Distribution Agreement, dated November 20, 2018, by and between the Company and Smaaash
10.3	Settlement and Release Agreement, dated November 20, 2018, by and between the Company and Maxim Group LLC
10.4	Demand Secured Promissory Note, dated November 20, 2018, issued to Maxim Group LLC
10.5	Escrow Agreement, dated November 20, 2018, by and among the Company, Ellenoff Grossman and Schole LLP and Shripal Morakhia
10.6	Smaaash Entertainment Inc. 2018 Equity Incentive Plan, incorporated by reference to Annex F to the Company’s Proxy Statement filed with the SEC on September 19, 2018
10.7	Side Letter, dated November 16, 2018, by and between the Company and Chardan
10.8	Letter of Undertaking, dated November 16, 2018, by Smaaash and Smaaash Founders
10.9	Addendum to Master Franchise Agreement, dated November 29, 2018, by and between the Company and Smaaash
99.1	Financial Statements of Smaaash and its subsidiaries as of September 30, 2018 and for the six months ended September 30, 2018
99.2	Unaudited Pro Forma Financial Information
99.3	Press release dated November 21, 2018, issued by the Company
99.4	Press release dated November 26, 2018, issued by the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2018

SMAAASH ENTERTAINMENT INC.

By:	/s/ F. Jacob Cherian
Name: F. Jacob Cherian
Title: Chief Executive Officer